Exhibit 10.3

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement and General Release Agreement (the “Agreement”) is made and entered into as of this 15th day of January, 2010, by and between Who’s Your Daddy, Inc., a Nevada corporation (the “Company”) and Joseph Conte (the “Claimant”), (individually, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, Claimant contends that the Company is indebted to it in the amount of $183,981.28 consisting of accrued and unpaid salary of $178,683.58 plus loans and advances made by you of $5,297.70; and

WHEREAS, the Company is indebted to various taxing authorities for unpaid payroll withholdings and taxes in the approximate amount of $258,000.00 (including penalties and interest) for which Claimant would bear some financial responsibility in his former position as an Executive Officer of the Company; and

WHEREAS, the Parties and their attorneys, if so chosen, have had a sufficient opportunity to evaluate the merits of their respective positions; and

 WHEREAS, in order to avoid the time, expense and uncertainty of collection or litigation in this matter, the Parties have agreed to settle their differences on the terms and in the manner set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the adequacy of which is acknowledged by the Parties hereto, and intending to be legally bound, the Parties agree as follows:

1.             SETTLEMENT

In full settlement of their differences, the Company agrees to pay to Claimant all amounts described in Exhibit A attached hereto.

2.             GENERAL RELEASE BY THE PARTIES OF ALL KNOWN AND UNKNOWN CLAIMS

The Parties hereto do hereby jointly and severally irrevocably and unconditionally release and forever discharge each other, their agents, directors, officers, employees, business partners, representatives, attorneys, insurers, affiliates/subsidiaries, parent corporations, sister corporations, (and agents, directors, officers, employees, representatives, attorneys of such affiliates/subsidiaries, parent corporations, sister corporations), and their predecessors, successors, heirs, executors, administrators, and assigns, and all persons and entities acting by, through, under or in concert with any of them (hereinafter collectively the “Releasees”), or any of them, from any or all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, in law or equity, known or unknown, suspected or unsuspected, which either party ever had, now has, or may now have against each other by reason of any act, event, or omission concerning any matter or thing, including, without limiting the generality of the foregoing, any matters claimed or alleged relating to the account of the Company, or which could have been raised relating to the same, or which may be based upon or connected with the same.  Notwithstanding anything herein set forth to the contrary, no provision of this Agreement shall constitute or be construed as a release or discharge of any obligations, claims or causes of action hereafter arising out of the breach of any of the terms, provisions or conditions of this Agreement.

3.             CLAIMANT REPRESENTATION

In the event that any part of the settlement amount in Exhibit A is in the form of common stock of the Company (the “Shares”), Claimant represents that:

(a)         Claimant is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters such that Claimant is capable of evaluating the merits and risks of Claimant’s prospective investment in the Company, and has the ability to bear the economic risks of the investment;

(b)         Claimant is accepting the Shares for Claimant’s own account and not with the view to, or for resale in connection with, any distribution thereof.  Claimant understands that the Shares have not been registered under the Securities Act of 1933 (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.  Claimant further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.  Claimant understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act;

(c)         Claimant acknowledges that it is an “Accredited Investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission, as can be viewed on the internet at www.sec.gov;

(d)         Claimant acknowledges that, because the indebtedness to Claimant is more than six months old, the Company will endeavor to obtain an opinion from counsel confirming that the Shares need not contain a legend substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.  THE FOREGOING RESTRICTIONS EXPIRE WITHOUT FURTHER ACTION SIX MONTHS FROM THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

4.	CONFIDENTIALITY

The Parties to this Agreement and their attorneys, if so chosen, agree to keep confidential the identity of the Parties and the amount paid under this Agreement, and not to publicize, advertise, communicate, or otherwise disclose voluntarily to the media, members of the public, and/or any legal publication, the identity of the Parties and the amounts paid under this Agreement.  It is understood and agreed that this Agreement of confidentiality is important and valuable consideration for the above-stated payments.

5.	WAIVER OF CIVIL CODE SECTION 1542

Each of the Parties to this Agreement warrants and represents that it is their intention in executing this Agreement that it shall be effective as a bar to each and every claim, demand, suit, action, cause of action and debt hereinabove specified; and in furtherance of this intention, they each HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS AND BENEFITS CONFERRED UPON THEM BY THE PROVISIONS OF SECTION 1542 OF THE CIVIL CODE OF CALIFORNIA WHICH PROVIDES AS FOLLOWS:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Notwithstanding Section 1542 of the Civil Code of California, each of the Parties to this Agreement expressly agrees that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including as well, those relating to unknown and unspecified claims, demands, suits, actions, causes of action and debts, if any, and those relating to any other claims, demands, suits, actions, causes of action and debts hereinabove specified.

6.             NO ASSIGNMENT/NO ACTIONS FILED

Claimant represents and warrants that it has made no assignment, and will make no assignment, of any claim, chose in action, right of action, or any right of any kind whatsoever, embodied in any of the claims and allegations which are being released, as set forth herein, and that no other person or entity of any kind had or has any interest in any of the demands, obligations, actions, causes of action, debts, liabilities, rights, contracts, damages, attorneys’ fees, costs, expenses, losses, or claims referred to herein.

7.             ASSUMPTION OF RISK OF DIFFERENT FACTS

The Parties acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the claims, demands, causes of action, obligations, damages, and liabilities of any nature whatsoever that are the subject of this Agreement, and the parties expressly agree to assume the risk of the possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective in all respects regardless of such additional or different facts.

8.             GOVERNING LAW

This Agreement and its terms and provisions shall be interpreted, enforced and governed by and under the laws of the State of California.

9.             SEVERABILITY

If any portion of this Agreement shall be held invalid or inoperative, insofar as reasonable and possible, the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative, and the parties authorize any modifications necessary to these provisions held invalid or inoperative so the parties’ intent may be carried out.

10.           ENTIRE AGREEMENT/MODIFICATION

This Agreement supersedes any and all agreements, either oral or written, between the Parties hereto and contains all of the covenants and agreements between the Parties.  Each Party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.  Any modification of this Agreement will be effective only if it is in writing signed by each of the Parties hereto.

11.           FURTHER ASSURANCES

The Parties hereto hereby agree to execute such other documents and to take such other action as may be reasonably necessary to further the purposes of the Agreement.

12.           NO WAIVER

No breach of any provision hereof can be waived unless in writing.  Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

13.           AUTHORITY TO EXECUTE

The Parties represent and warrant that each of them is fully competent and authorized to execute this Agreement by their signatures hereto.

14.           CAPTIONS AND INTERPRETATIONS

Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference only, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.  This Agreement is to be interpreted without regard to the draftsman.  The terms and intent of this Agreement, with respect to the rights and obligations of the Parties, shall be interpreted and construed on the express assumption that each Party participated equally in its drafting.

15.           COUNTERPARTS

This agreement may be executed in counterparts by facsimile, with original signatures to follow, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

COMPANY:	CLAIMANT:

WHO’S YOUR DADDY, INC.	JOSEPH CONTE
a Nevada corporation	an Individual

By: Michael R. Dunn
Its: Chief Executive Officer	By: Joseph Conte

EXHIBIT A

DESCRIPTION OF SETTLEMENT PAYMENT

In full settlement of their differences and in accordance with the provisions of this Agreement, the Company shall pay Claimant the following amounts:

Cash	NONE

Shares of the Company’s common stock	75,000